FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR SECOND QUARTER 2021

Marlborough, Mass. (July 27, 2021) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $3.077 billion during the second quarter of 2021, growing 53.6 percent on a reported basis, 49.6 percent on an operational1 basis and 52.4 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income available to common stockholders of $172 million or $0.12 per share (EPS), compared to a GAAP net loss available to common shareholders of $153 million or $(0.11) per share a year ago, and achieved adjusted EPS of $0.40 for the period, compared to $0.08 a year ago.

“We delivered excellent results this quarter, with strong momentum throughout our portfolio and faster-than-market growth in most segments, fueled by our team’s dedication to customers and patients all over the world,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We are confident that our focus on meeting customers’ needs today, and our innovative pipeline to solve tomorrow’s challenges, will continue to deliver value for patients, customers and shareholders.”

Second quarter financial results and recent developments:

•Reported net sales of $3.077 billion, representing an increase of 53.6 percent on a reported basis, exceeding the company's guidance range of 46 to 50 percent; 49.6 percent on an operational basis; and 52.4 percent on an organic basis, exceeding the company's guidance range of 44 to 48 percent, all compared to the prior year period.

•Reported GAAP net income available to common stockholders of $0.12 per share, compared to the company's guidance range of $0.16 to $0.18 per share and achieved adjusted EPS of $0.40 exceeding the guidance range of $0.36 to $0.38 per share.

•Achieved net sales growth in each reportable segment4, compared to the prior year period:
◦MedSurg: 64.6 percent reported, 60.6 percent operational and 60.7 percent organic
◦Rhythm and Neuro: 65.0 percent reported, 60.6 percent operational and 51.4 percent organic
◦Cardiovascular: 51.4 percent reported, 47.2 percent operational and organic

•Achieved the following regional5 net sales growth, compared to the prior year period:
◦U.S.: 70.1 percent reported and operational
◦EMEA (Europe, Middle East and Africa): 59.3 percent reported and 47.1 percent operational
◦APAC (Asia-Pacific): 27.0 percent reported and 21.1 percent operational
◦Emerging Markets3: 33.8 percent reported and 25.8 percent operational

•Completed European CE Mark for the EXALT™ Model B Single-Use Bronchoscope for use in bronchoscopy procedures such as secretion management, airway intubation, percutaneous tracheostomy, double lumen endotracheal tube placement and biopsies in the intensive care unit and operating room.

•Following successful U.S. launch, initiated European launch of SpaceOAR Vue™ Hydrogel, a next-generation spacer designed to reduce side effects of prostate radiation therapy. SpaceOAR Vue Hydrogel allows physicians to see the spacer on computerized tomography (CT) scans, which would otherwise require magnetic resonance imaging (MRI). Radiotherapy is a highly effective therapy for prostate cancer, the most common cancer affecting men in Europe with more than 400,000 new cases diagnosed each year.

•Exercised option to acquire the remaining shares of Farapulse, Inc. The acquisition will complement the existing Boston Scientific electrophysiology portfolio to include the FARAPULSE Pulsed Field Ablation System – a non-thermal ablation system for the treatment of atrial fibrillation and other cardiac arrhythmias. The transaction is anticipated to close in the third quarter of 2021, subject to customary closing conditions.6

•Presented findings at the European Society of Cardiology’s Heart Failure 2021 Congress from MANAGE-HF Phase 1 – a prospective, observational study, which sought to evaluate and optimize the clinical integration and alert management process of the HeartLogic™ Heart Failure Diagnostic. Data suggests the HeartLogic diagnostic was safely integrated into clinical practice and clinician intervention following an alert, and was associated with more rapid recovery of patients compared to those who received no change in treatment.

•Announced at TVT: The Structural Heart Summit positive 24-month results from the PINNACLE FLX clinical trial assessing the safety and efficacy of the WATCHMAN FLX™ Left Atrial Appendage Closure (LAAC) Device for patients with non-valvular atrial fibrillation (NVAF). The trial met its key secondary effectiveness endpoint with a 3.4% rate of ischemic stroke or systemic embolism at 24 months compared to the performance goal of 8.7%.

•Completed patient enrollment in the OPTION clinical trial – a randomized controlled study comparing the WATCHMAN FLX device to first-line oral anticoagulants (OAC) for 1,600 patients with NVAF who also undergo a cardiac ablation procedure.

•Presented as late-breaking clinical science at TVT were results from the Early Neo2 Registry of the ACURATE neo2™ Aortic Valve System that demonstrated excellent procedural outcomes, including a low permanent pacemaker implementation (PPI) rate and low rate of paravalvular leakage (PVL) which was assessed by an independent core-lab, following late-breaking site-reported results also presented at the EuroPCR 2021 congress.

•Began enrollment in the AGENT IDE trial, the first randomized study in the U.S. designed to assess safety and effectiveness of the AGENT™ Drug Coated Balloon vs. plain old balloon angioplasty (POBA) in patients with in-stent restenosis, which accounts for approximately 10% of percutaneous coronary interventions (PCIs).

•Initiated an early feasibility study in the U.S. for the Millipede Transcatheter Annuloplasty Ring System, which will assess the safety and feasibility of the system in patients with severe functional mitral regurgitation.7

•Commenced enrollment in the ELEGANCE registry, a post-market study gathering real-world clinical evidence to assess long-term outcomes of patients following treatment with either the Ranger™ Drug-Coated Balloon or the Eluvia™ Drug-Eluting Stent. The registry is focused on enrolling women and members of Black and Hispanic communities, who have historically been underrepresented in clinical trials.

•Announced one-year follow-up results of the COMBO randomized controlled clinical trial at the North American Neuromodulation Society (NANS) Mid-Year Meeting, demonstrating that Combination Therapy delivered by the Spectra WaveWriter™ Spinal Cord Stimulator (SCS) System achieved a sustained, high level of clinical and functional success with an 84% responder rate. This evidence supports the hypothesis that providing multimodal therapy can produce effective clinical outcomes.

•Announced the election of David S. Wichmann, former chief executive officer of UnitedHealth Group, to the company’s board of directors.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations as well as net sales from the acquisition of Preventice Solutions, Inc. (Preventice) in Q1 2021, as well as prior period net sales from the intrauterine health franchise and Specialty Pharmaceuticals business, divested in Q2 2020 and Q1 2021, respectively.
3 We define Emerging Markets as the 20 countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2021, modified our list to include the following countries: Brazil, Chile, China, Colombia, Czech Republic, India, Indonesia, Malaysia, Mexico, Philippines, Poland, Russia, Saudi Arabia, Slovakia, South Africa, South Korea, Taiwan, Thailand, Turkey and Vietnam. We have revised prior period amounts to conform to the current year's presentation which had an immaterial impact on previously reported Emerging Markets net sales.
4. We have three historical reportable segments comprised of Medical Surgical (MedSurg), Rhythm and Neuro, and Cardiovascular, which represent an aggregation of our operating segments that generate revenues from the sale of medical devices (Medical Devices).
5. On March 1, 2021, we completed the sale of the Specialty Pharmaceuticals business. Our consolidated net sales include Specialty Pharmaceuticals up to the date of the closing of the transaction. Specialty Pharmaceuticals net sales were substantially U.S. based and presented as a stand-alone operating segment alongside our Medical Device reportable segments..
6. Caution: the FARAPULSE platform is an investigational device. Limited by U.S. law to investigational use only. Not available for sale.
7. Caution: Millipede is an investigational device. Limited by U.S. law to investigational use only. Not available for sale.

Net sales for the second quarter by business and region:

			Increase/(Decrease)
	Three Months Ended June 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2021	2020

Endoscopy	$551	$348	58.5%	4.4%	54.1%	—%	54.1%
Urology and Pelvic Health	397	228	73.9%	3.5%	70.4%	(0.4)%	70.8%
MedSurg	948	576	64.6%	4.0%	60.6%	(0.1)%	60.7%
Cardiac Rhythm Management	524	351	49.2%	4.3%	44.9%	13.8%	31.2%
Electrophysiology	95	51	85.8%	7.1%	78.7%	—%	78.7%
Neuromodulation	247	122	101.5%	3.6%	98.0%	—%	98.0%
Rhythm and Neuro	866	525	65.0%	4.4%	60.6%	9.2%	51.4%
Interventional Cardiology	790	495	59.8%	4.6%	55.2%	—%	55.2%
Peripheral Interventions	473	340	39.1%	3.5%	35.6%	—%	35.6%
Cardiovascular	1,263	834	51.4%	4.2%	47.2%	—%	47.2%
Medical Devices[4]	3,077	1,935	59.0%	4.2%	54.9%	2.5%	52.4%
Specialty Pharmaceuticals[5]	—	68	(100.0)%	—%	(100.0)%	(100.0)%	—%
Net Sales	$3,077	$2,003	53.6%	4.0%	49.6%	(2.8)%	52.4%

			Increase/(Decrease)
	Three Months Ended June 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2021	2020

U.S.	$1,800	$1,058	70.1%	—%	70.1%
EMEA	662	416	59.3%	12.1%	47.1%
APAC	520	410	27.0%	5.9%	21.1%
Latin America and Canada	95	51	86.1%	12.2%	73.9%
Medical Devices[4]	3,077	1,935	59.0%	4.2%	54.9%
Specialty Pharmaceuticals[5]	—	68	(100.0)%	—%	(100.0)%
Net Sales	$3,077	$2,003	53.6%	4.0%	49.6%

Emerging Markets[3]	$359	$268	33.8%	8.0%	25.8%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Growth rates that exclude the impact of foreign currency fluctuations and/or the impact of aforementioned acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Third Quarter 2021

The company now estimates net sales growth for the full year 2021, versus the prior year period, to be in a range of approximately 21 to 22 percent on a reported basis, and approximately 19 to 20 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and the Q1 2021 acquisition of Preventice Solutions, Inc., as well as the intrauterine health franchise and the Specialty Pharmaceuticals business, which were divested in Q2 2020 and Q1 2021, respectively. The company now estimates EPS on a GAAP basis in a range of $0.79 to $0.83 and estimates adjusted EPS, excluding certain charges (credits), of $1.58 to $1.62.

The company estimates net sales growth for the third quarter of 2021, versus the prior year period, to be in a range of approximately 12 to 14 percent on both a reported and organic basis. Third quarter organic net sales guidance excludes the impact of foreign currency fluctuations and the Q1 2021 acquisition of Preventice, as well as the Specialty Pharmaceuticals business, which we divested in Q1 2021. The company estimates EPS on a GAAP basis in a range of $0.20 to $0.22 and adjusted EPS, excluding certain charges (credits), of $0.39 to $0.41.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; GAAP, operational and organic revenue growth rates; GAAP and adjusted EPS for the third quarter and full year 2021; our financial performance; our business plans and product performance; and the impact of the COVID-19 pandemic on the company's results of operations. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Lauren Tengler
	508-683-6585 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in millions, except per share data	2021	2020	2021	2020

Net sales	$3,077	$2,003	$5,829	$4,546
Cost of products sold	945	791	1,839	1,596
Gross profit	2,132	1,212	3,990	2,950

Operating expenses:
Selling, general and administrative expenses	1,121	798	2,139	1,776
Research and development expenses	298	242	574	542
Royalty expense	12	8	24	20
Amortization expense	180	197	365	398
Intangible asset impairment charges	45	34	45	233
Contingent consideration net expense (benefit)	(85)	—	(91)	(108)
Restructuring net charges (credits)	3	3	8	13
Litigation-related net charges (credits)	298	—	302	—
Gain on disposal of business	(2)	—	(9)	—
	1,870	1,283	3,358	2,875
Operating income (loss)	262	(71)	632	75

Other income (expense):
Interest expense	(86)	(91)	(168)	(179)
Other, net	(26)	(18)	11	(54)
Income (loss) before income taxes	149	(181)	474	(159)
Income tax expense (benefit)	(37)	(33)	(53)	(22)
Net income (loss)	$186	$(147)	$527	$(137)
Preferred stock dividends	(14)	(5)	(28)	(5)
Net income (loss) available to common stockholders	$172	$(153)	$500	$(142)

Net income (loss) per common share - basic	$0.12	$(0.11)	$0.35	$(0.10)
Net income (loss) per common share - assuming dilution	$0.12	$(0.11)	$0.35	$(0.10)

Weighted-average shares outstanding
Basic	1,421.3	1,410.9	1,420.0	1,404.1
Assuming dilution	1,432.5	1,410.9	1,431.7	1,404.1

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2021
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$2,132	$1,870	$262	$(113)	$149	$186	$(14)	$172	$0.12
Non-GAAP adjustments:
Amortization expense	—	(180)	180	—	180	161	—	161	0.11
Intangible asset impairment charges	—	(45)	45	—	45	39	—	39	0.03
Acquisition / divestiture-related net charges (credits)	7	70	(63)	(1)	(64)	(65)	—	(65)	(0.05)
Restructuring and restructuring-related net charges (credits)	22	(16)	39	—	39	35	—	35	0.02
Litigation-related net charges (credits)	—	(298)	298	—	298	229	—	229	0.16
Investment portfolio net losses (gains)	—	—	—	6	6	5	—	5	0.00
EU MDR implementation costs	8	(4)	12	—	12	11	—	11	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	25	—	25	0.02
Discrete tax items	—	—	—	—	—	(35)	—	(35)	(0.02)
Adjusted	$2,169	$1,396	$773	$(107)	$665	$591	$(14)	$577	$0.40

(1) For the three months ended June 30, 2021, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

	Three Months Ended June 30, 2020
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share
Reported	$1,212	$1,283	$(71)	$(110)	$(181)	$(147)	$(5)	$(153)	$(0.11)
Non-GAAP adjustments:
Amortization expense	—	(197)	197	—	197	177	—	177	0.12
Intangible asset impairment charges	—	(34)	34	—	34	27	—	27	0.02
Acquisition / divestiture-related net charges (credits)	30	(31)	61	(1)	60	50	—	50	0.04
Restructuring and restructuring-related net charges (credits)	16	(7)	23	—	23	20	—	20	0.01
EU MDR implementation costs	5	(2)	7	—	7	6	—	6	0.00
Deferred tax expenses (benefits)	—	—	—	—	—	(18)	—	(18)	(0.01)
Discrete tax items	—	—	—	—	—	11	—	11	0.01
Adjusted	$1,263	$1,012	$252	$(111)	$141	$125	$(5)	$120	$0.08

(1) For the three months ended June 30, 2020, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net loss and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating EPS. We have assumed dilution of 12.6 million common stock equivalents related to employee stock options for all or a portion of the non-GAAP adjustments, which were anti-dilutive for GAAP purposes due to our net loss position.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Six Months Ended June 30, 2021
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$3,990	$3,358	$632	$(157)	$474	$527	$(28)	$500	$0.35
Non-GAAP adjustments:
Amortization expense	—	(365)	365	—	365	328	—	328	0.23
Intangible asset impairment charges	—	(45)	45	—	45	39	—	39	0.03
Acquisition / divestiture-related net charges (credits)	21	34	(13)	(199)	(212)	(219)	—	(219)	(0.15)
Restructuring and restructuring-related net charges (credits)	40	(48)	88	—	88	79	—	79	0.05
Litigation-related net charges (credits)	—	(302)	302	—	302	233	—	233	0.16
Investment portfolio net losses (gains)	—	—	—	152	152	117	—	117	0.08
EU MDR implementation costs	15	(8)	23	—	23	20	—	20	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	43	—	43	0.03
Discrete tax items	—	—	—	—	—	(38)	—	(38)	(0.03)
Adjusted	$4,066	$2,625	$1,442	$(205)	$1,237	$1,129	$(28)	$1,102	$0.77

(1) For the six months ended June 30, 2021, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

	Six Months Ended June 30, 2020
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$2,950	$2,875	$75	$(234)	$(159)	$(137)	$(5)	$(142)	$(0.10)
Non-GAAP adjustments:
Amortization expense	—	(398)	398	—	398	356	—	356	0.25
Intangible asset impairment charges	—	(233)	233	—	233	195	—	195	0.14
Acquisition / divestiture-related net charges (credits)	67	38	29	8	37	13	—	13	0.01
Restructuring and restructuring-related net charges (credits)	32	(22)	53	—	53	45	—	45	0.03
EU MDR implementation costs	9	(3)	12	—	12	11	—	11	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	8	—	8	0.01
Discrete tax items	—	—	—	—	—	24	—	24	0.02
Adjusted	$3,057	$2,257	$801	$(226)	$575	$516	$(5)	$511	$0.36

(1) For the six months ended June 30, 2020, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net loss and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating EPS. We have assumed dilution of 14.4 million common stock equivalents related to employee stock options for all or a portion of the non-GAAP adjustments, which were anti-dilutive for GAAP purposes due to our net loss position.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q3 and FY 2021 GUIDANCE RECONCILIATIONS
(Unaudited)
Net Sales

	Q3 2021 Estimate		Full Year 2021 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	12.0%	14.0%	21.0%	22.0%
Less: Impact of foreign currency fluctuations	1.0%	1.0%	2.5%	2.5%
Operational growth	11.0%	13.0%	18.5%	19.5%
Less: Impact of certain acquisitions / divestitures	(1.0)%	(1.0)%	(0.5)%	(0.5)%
Organic growth	12.0%	14.0%	19.0%	20.0%

Earnings per Share

	Q3 2021 Estimate		Full Year 2021 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.20	$0.22	$0.79	$0.83

Amortization expense	0.11	0.11	0.45	0.45
Intangible asset impairment charges	—	—	0.03	0.03
Acquisition / divestiture-related net charges (credits)	0.02	0.02	(0.12)	(0.12)
Restructuring and restructuring-related net charges (credits)	0.02	0.02	0.09	0.09
Litigation-related net charges (credits)	—	—	0.16	0.16
Investment portfolio net losses (gains)	0.01	0.01	0.09	0.09
Other adjustments	0.03	0.03	0.08	0.08
Adjusted results	$0.39	$0.41	$1.58	$1.62

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share (EPS) that exclude certain amounts; operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share we exclude certain charges (credits) from GAAP net income (loss) and GAAP net income (loss) available to common stockholders. Amounts are presented after-tax at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or any Quarterly Report on Form 10-Q that we file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) available to common stockholders and GAAP net income (loss) per common share - assuming dilution, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) available to common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.